Exhibit 99.1

         CALLIDUS SOFTWARE APPOINTS MICHELE PATTON TO BOARD OF DIRECTORS

       ACCOMPLISHED HUMAN RESOURCES EXECUTIVE WITH EXTENSIVE EXPERIENCE IN
                       COMPENSATION TO EXPAND BOARD DEPTH

    SAN JOSE, Calif., Sept. 12 /PRNewswire-FirstCall/ -- Callidus Software Inc. (Nasdaq: CALD), a leader in Enterprise Incentive Management (EIM), today announced the appointment of Michele Patton to its Board of Directors. Ms. Patton was most recently vice president, global centers of expertise at Sun Microsystems. Prior to this she held senior HR and compensation posts at StorageTek, EDS and JP Morgan. Ms. Patton has more than 20 years of hands-on experience choosing, implementing and managing a wide variety of human resources products and services including compensation programs and information systems. She will join the Board of Directors as an independent director and serve on the Compensation and Nominating and Corporate Governance Committees. Ms. Patton holds a Bachelor of Arts in East Asian Studies/Economics from Wesleyan University.

    The Company also announced the resignation of Terry Opdendyk from the Board of Directors after years of dedicated service as a director. Mr. Opdendyk is the founder of Onset Ventures, which made the initial investment in Callidus more than eight years ago.

    "Michele brings the voice of our customers right into the board room. Her vast knowledge of corporate compensation issues and programs, as well as her broad understanding of the decision-making processes used to evaluate and select information solutions at multi-national corporations gives her a unique perspective on the EIM market," stated Mike Braun, chairman of the Board of Callidus Software. "We are very excited to have her join the Board."

    "I am honored to be joining Callidus Software. The company has a wonderful reputation with its customers and is a clear market leader. Bringing a voice like mine to the board speaks volumes about the dedication and vision of this team," said Ms. Patton. "I look forward to using my knowledge and experience to help Callidus grow."

    "Given that Terry's business is early stage investing it is understandable and appropriate for him to cycle off our board at this time," Braun continued. "His commitment and tireless efforts on behalf of the company have been fantastic. On behalf of the entire Board of Directors and company, I want to extend our thanks and appreciation."

    "All of us at Onset Ventures are proud of Callidus," said Mr. Opdendyk. "Building a market leader is no easy task, and the people of Callidus have done it! And I am delighted to have Robert Youngjohns, a great business leader and manager, join the Callidus team in helping the company realize its potential. My long association with Callidus has been a terrific experience, and I thank everyone for that opportunity."

    About Callidus Software

    Founded in 1996, Callidus Software Inc. (www.callidussoftware.com) is a leading enterprise incentive management (EIM) provider to global companies across multiple industries. Callidus Software's EIM systems allow enterprises to develop and manage incentive compensation linked to the achievement of strategic business objectives. Through its TrueComp Grid architecture, Callidus Software delivers the industry's only EIM solution that combines the power and scalability of grid computing with the flexibility of rules-based interface. Customers/partners include AOL Time Warner Corporation, AT&T Wireless, BMC Software, CUNA Mutual, Dun & Bradstreet, IBM, SBC Communications and Sun Microsystems. Callidus Software is publicly traded on the NASDAQ under the symbol CALD.

    NOTE: Callidus Software, the Callidus Software logo, TrueComp, TrueComp Grid, TrueInformation, and TrueResolution are trademarks of Callidus Software Inc. All other trademarks are the property of their respective owners.

SOURCE  Callidus Software
    -0-                             09/12/2005
    /CONTACT: Jock Breitwieser of Callidus Software Inc., +1-408-975-6683, or pr@callidussoftware.com/
    /Web site:  http://www.callidussoftware.com /

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